                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     Date of report (Date of earliest event
                                   reported):

                         MARCH 15, 2004 (MARCH 15, 2004)

                          Mission Resources Corporation
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE               000-09498              76-0437769
(State or Other Jurisdiction    (Commission            (IRS Employer
      of Incorporation)         File Number)         Identification No.)

                                   1331 LAMAR
                                   SUITE 1455
                            HOUSTON, TEXAS 77010-3039
              (Address and Zip Code of Principal Executive Offices)


                                 (713) 495-3000
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS AND REQUIRED REGULATION FD DISCLOSURE.

         On March 15, 2004, Mission Resources Corporation ("Mission" or the "Company") issued a press release announcing that it has entered into a transaction with Harbert Distressed Investment Master Fund, Ltd. ("Harbert") whereby Harbert has purchased 6,000,000 shares of the Company's common stock, $.01 par value ("Common Stock"), in exchange for $15,000,000 in aggregate principal amount of the Company's 10-7/8% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes"). A copy of the press release is attached as
Exhibit 99.1 hereto.

PURCHASE AND SALE AGREEMENT

         On March 15, 2004, the Company entered into a purchase and sale agreement (the "Agreement") with Harbert providing for the issuance and sale by the Company of 6,000,000 shares of its Common Stock (the "Shares") in exchange for the surrender by Harbert of $15.0 million aggregate principal amount of the Senior Subordinated Notes. Accrued interest on the Senior Subordinated Notes to the date of the Agreement will be paid on April 1, 2004, the regularly scheduled interest payment date for the Senior Subordinated Notes, or, if earlier, upon the occurrence of certain other events. The Agreement contains representations and warranties by the Company and Harbert typical of transactions of this type.

         The Agreement also contains an agreement of Harbert that, for so long as it beneficially owns 5% or more of the outstanding securities of the Company entitled to vote, it will not, directly or indirectly (unless specifically invited in writing to do so by the Company) do either of the following:

         (a) sell, or contract to sell or grant, any option or right to purchase any Common Stock or make any short sale of or establish a equivalent position with respect to the Common Stock at a time when it has no equivalent offsetting long position in the Common Stock; or

         (b) sell, or contract to sell more than 2% of the Company's outstanding voting securities to any single person or group of related persons; provided, however, that this prohibition shall not apply to any transaction effected in good faith on the Nasdaq stock market.

         In addition, in the event that any action is submitted to the Company's stockholders for their approval, whether at a meeting or by written consent, at a time when Harbert owns more than 9.9% of the Company's voting securities, unless otherwise approved in writing in advance by the Company, Harbert will vote all voting securities as to which it has the right to vote that exceeds the 9.9% amount in the same manner as (i.e., in favor of, against and abstentions with respect to) and proportionately to the votes cast by all other voting securities that are entitled to vote with respect to such matter.

         Pursuant to the terms of the Agreement, the Company and Harbert have entered into a Registration Rights Agreement, which obligates the Company to file within 30 days a registration statement with the Securities and Exchange Commission on Form S-3 registering the resale of the Shares. The Company has agreed to use its commercially reasonable efforts to cause the registration statement to become effective as soon as practicable and to keep the registration statement effective until the earlier of (i) the date when all of the registered Shares have been sold, (ii) the date on which all of the Shares either cease to be outstanding or are held by persons who are not affiliates of the Company and may be resold pursuant to Rule 144(k) under the Securities Act of 1933, or (iii) the later of two years after the effective date of the registration statement, and the date on which all of the Shares may be sold pursuant to Rule 144 in a three-month period. The Registration Rights Agreement also contains standard provisions requiring the Company and Harbert to indemnify each other for liabilities arising in connection with the sale of Shares pursuant to the registration statement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Financial Statements of business acquired.

              None.

         (b)  Pro Forma Financial Information.

              None.

         (c)  Exhibits.

              4.1 Amendment to Rights Agreement dated as of March 15, 2004, by and between Mission Resources Corporation and American Stock Transfer & Trust Company.

              99.1 Press Release

              99.2 Purchase and Sale Agreement dated as of March 15, 2004, by and between Mission Resources Corporation and Harbert Distressed Investment Master Fund, Ltd.

              99.3 Registration Rights Agreement dated as of March 15, 2004, by and between Mission Resources Corporation and Harbert Distressed Investment Master Fund, Ltd.

                            [SIGNATURE PAGE FOLLOWS]



                                       2
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MISSION RESOURCES CORPORATION

Date: March 15, 2004                 By: /s/ Ann Kaesermann
                                        ---------------------
                                     Name:  Ann Kaesermann
                                     Title: Vice President - Accounting and
                                            Investor Relations, Chief Accounting
                                            Officer

                                 EXHIBIT INDEX

EXHIBIT
INDEX             DESCRIPTION
-------           ------------
   4.1            Amendment to Rights Agreement dated as of March 15, 2004, by and between Mission Resources Corporation and American Stock
                  Transfer & Trust Company.

  99.1            Press Release

  99.2 Purchase and Sale Agreement dated as of March 15, 2004, by and between Mission Resources Corporation and Harbert Distressed
                  Investment Master Fund, Ltd.

  99.3 Registration Rights Agreement dated as of March 15, 2004, by and between Mission Resources Corporation and Harbert
                  Distressed Investment Master Fund, Ltd.